Exhibit 99.1

ChineseInvestors.com, Inc.’s Wholly Owned Subsidiary ChineseHempOil.com, Inc. Announces Rebranding of Its Consumer Product Line, Now the opt™ Brand

New Line of Consumer Products to Feature the opt2mist Line of Vitamin Sprays Launching Later this Month on a Single, Consolidated e-Commerce Site for One-Stop Shopping at www.365CWC.com

San Gabriel, California, (Feb. 19, 2019) -- ChineseInvestors.com, Inc. (OTCQB: CIIX)(the “Company”), an established financial news and investment education portal and a leading industrial hemp retailer for the domestic Chinese-speaking community, today announced the completion of its rebranding of ChineseHempOil.com, Inc.’s consumer product line under the new opt brand. In conjunction with the rebranding, the Company announces the consolidation of its retail e-commerce sites into a single site, www.365CWC.com, providing busy consumers with a single platform intended drive overall sales. www.365CWC.com officially launches today.

As part of the rebranding, the Company will feature the following product lines:

-	opt Hemp which includes products infused with industrial hemp-derived CDB, such as the currently offered gummies, oils, soft gels and tinctures, and topical, cosmetics and other hemp-derived CBD products in development that will compliment this line.

-	opt2mist™ an innovative spray vitamin product line which will also feature full spectrum hemp-derived CBD-infused formulas.

The Company’s wholly owned foreign entity, CBD Biotechnology Co. Ltd. (“CBD Biotech”) has its own product lines specifically designed for the Chinese market abroad including CBD Biotech’s skincare lines, the Live Oxygen Series, featured on Alibaba’s Tmall online store and its Magic Hemp Series featured on Alibaba’s Taobao Platform, China’s largest e-commerce marketplaces for brands and retailers, with over 500 million registered customers, in addition to its self-branded hemp-infused rice wine, CBD Biotech Hemp Wine.

“The unification of our domestic consumer products under the opt brand is a step in the right direction to building optimal brand recognition as we continue to roll out new industrial hemp-infused CBD products and other health and wellness products, such as the opt2mist sprays, throughout 2019 and beyond. When visiting www.365CWC.com, consumers will be greeted with an entirely new consumer experience in terms of brand appeal, user functionality and customer service. The consolidation of our domestic consumer sites into a single channel will provide a one-stop shop for busy consumers which, in turn, we believe will ultimately drive sales, ” says the Company’s CEO Warren Wang.

For more information, please visit www.365cwc.com.

About ChineseInvestors.com
Founded in 1999, ChineseInvestors.com endeavors to be an innovative company providing: (a) real-time market commentary, analysis, and educational related services in Chinese language character sets (traditional and simplified); (b) advertising and public relation related support services; and (c) retail, online and direct sales of hemp-based products and other health related products.

For more information, visit ChineseInvestors.com.

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Forward-looking Statements
This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) our inability to manufacture our products and product candidates on a commercial scale on our own, or in collaboration with third parties; (ii) difficulties in obtaining financing on commercially reasonable terms; (iii) changes in the size and nature of our competition; (iv) loss of one or more key executives or scientists; and (v) difficulties in securing regulatory approval to market our products and product candidates. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:
ChineseInvestors.com

227 W. Valley Blvd., #208 A

San Gabriel, CA 91776

Investor Relations:

Alan Klitenic

+1-214-636-2548

Corporate Communications:

NetworkNewsWire (NNW)

New York, New York

www.NetworkNewsWire.com

+1-212-418-1217 Office

Editor@NetworkNewsWire.com

SOURCE ChineseInvestors.com, Inc.

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